Exhibit 1.1

FOMENTO ECONÓMICO MEXICANO, S.A. DE C.V.

•American Depositary Shares,

each representing ten BD Units

FORM OF INTERNATIONAL UNDERWRITING AGREEMENT

•, 2005

● , 2005

Citigroup Global Markets Inc.

Morgan Stanley & Co. Incorporated,

As Representatives of the several

Underwriters named in Schedule I

hereto

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

and

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Fomento Económico Mexicano, S.A. de C.V., a sociedad anónima de capital variable, organized under the laws of the United Mexican States (the “Company”) proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of ● American Depositary Shares (the “Firm ADSs”), each representing ten BD Units of the Company (the “BD Units”). Each BD Unit consists of one Series B Share, two Series D-B Shares and two Series D-L Shares, each without par value, of the Company. The underlying Series B Shares, Series D-B Shares and Series D-L Shares are newly issued shares of the Company, and the BD Units are also newly issued by the Company, in each case the issuance of which was approved by the Company’s shareholders and the sale and purchase of which as herein contemplated will be deemed to be a subscription for purposes of Mexican law.

It is understood that, subject to the conditions hereinafter stated, the Firm ADSs will be sold to the Underwriters in connection with the offering and sale of such Firm ADSs in the United States and in other countries outside Mexico (the “International Offering”). Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated (“Morgan Stanley”) shall act as representatives (the “Representatives”) of the Underwriters.

The Company also proposes to issue and sell to the several Underwriters up to an additional ● American Depositary Shares (the “Additional ADSs”), each representing ten BD Units of the Company, if and to the extent that the Representatives, on behalf of the Underwriters, shall have determined to exercise the right to purchase such Additional ADSs granted to the Underwriters in Section 2 hereof.

The Firm ADSs and, if issued, the Additional ADSs are to be evidenced by American Depositary Receipts (“ADRs”) issued pursuant to an Amended and Restated Deposit Agreement, dated as of February 11, 2004 (the “Deposit Agreement”), among the Company,

The Bank of New York, as Depositary (the “Depositary”), and all owners and holders from time to time of ADRs issued thereunder.

It is understood that the Company is concurrently entering into an underwriting agreement, governed by the laws of Mexico, dated as of the date hereof (the “Mexican Underwriting Agreement”) with Acciones y Valores Banamex, S.A. de C.V., Casa de Bolsa, Integrante del Grupo Financiero Banamex, and Casa de Bolsa BBVA Bancomer, S.A. de C.V., Grupo Financiero BBVA Bancomer (the “Mexican Representatives”) providing for the concurrent offering and sale by the Company in Mexico (the “Mexican Offering” and, together with the International Offering, the “Global Offering”) of ● BD Units of the Company (the “Mexican BD Units”). The Mexican Representatives may, pursuant to the terms set forth in the Mexican Underwriting Agreement, contract the participation of additional underwriters in Mexico for the offering of the BD Units (together with the Mexican Representatives, the “Mexican Underwriters”). The underlying Series B Shares, Series D-B Shares and Series D-L Shares are newly issued shares of the Company, and the BD Units are also newly issued by the Company, in each case the issuance of which was approved by the Company’s shareholders and the sale and purchase of which as herein contemplated will be deemed to be a subscription for purposes of Mexican law.

The Firm ADSs and the Additional ADSs are hereinafter collectively referred to as the “ADSs”. The BD Units represented by the ADSs are hereinafter referred to as the “International BD Units”, and the International BD Units and the Mexican BD Units are hereinafter collectively referred to as the “Global BD Units”.

It is understood that concurrently with the Global Offering, the Company is offering for sale in Mexico to holders of B Units of the Company (the “B Units”), each B Unit consisting of five Series B Shares of the Company, and to the public an aggregate of ● B Units as described in the prospectus relating to the Mexican Offering (the “B Unit Offerings”), and that the closing of the B Unit Offerings is expected to be concurrent with the closing of the offer and sale of the ADSs and Mexican BD Units in the Global Offering on the Closing Date (as defined below).

To provide for the coordination of their activities, the Representatives, on behalf of the Underwriters, and the Mexican Representatives, on behalf of the Mexican Underwriters, have entered into an Intersyndicate Agreement dated the date hereof.

The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3 (File No. 333-117795) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), relating to the ADSs and the International BD Units. The registration statement contains a prospectus to be used in connection with the offering and sale of the ADSs in the United States and in other countries outside Mexico. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of ADSs is hereinafter referred to as the “Prospectus”. If the Company has filed an abbreviated registration statement to register additional ADSs and International BD Units pursuant to Rule 462(b) under

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the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

The Representatives have agreed to make a portion of the Firm ADSs to be purchased under this Agreement available for sale to the beneficial owners of outstanding American Depositary Shares of the Company as of ●, 2005 (collectively, “Participants”), as set forth in the Prospectus under the heading “Share Allocation Programs—Share Allocation Program in International Offering” (the “ADS Share Allocation Program”). In addition it is understood that the Mexican Representatives have agreed to make a portion of the Mexican BD Units to be purchased by them in the Mexican BD Unit Offering available for sale to beneficial owners of outstanding BD Units as of ●, 2005, as set forth in the Prospectus under the heading “Share Allocation Programs—Share Allocation Program in Concurrent Mexican BD Unit Offering” (the “BD Unit Share Allocation Program” and, together with the ADS Share Allocation Program, the “Share Allocation Program”). The ADSs to be sold pursuant to the ADS Share Allocation Program are referred to hereinafter as the “Program ADSs” and the BD Units to be sold pursuant to the BD Unit Share Allocation Program are referred to hereinafter as the “Program Units”. Any Program ADSs not allocated in accordance with the ADS Share Allocation Program or not confirmed for purchase by any Participants by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose are pending before or threatened by the Commission.

(b) (i) Each document, if any, filed or submitted or to be filed or submitted pursuant to the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder; (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder; and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

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(c) (i) A registration statement in respect of the ADSs on Form F-6 (File No. 333-112342) has been filed with the Commission and has become effective pursuant to the Commission’s rules and regulations (such registration statement, including all exhibits thereto, at the time it became effective, being hereinafter referred to as the “F-6 Registration Statement”); (ii) no stop order suspending the effectiveness of the F-6 Registration Statement is in effect and no proceedings for such purpose are pending before or, to the best knowledge of the Company, threatened by the Commission; (iii) the F-6 Registration Statement complies and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder; and (iv) the F-6 Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

(d) The Company has been duly incorporated and is validly existing as a sociedad anónima de capital variable under the laws of Mexico, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing (to the extent the concept of good standing is applicable in the jurisdiction in question) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e) Each subsidiary of the Company that is a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the Securities Act (a “Material Subsidiary”) is listed on Schedule III hereto; each Material Subsidiary has been duly incorporated, is validly existing as a corporation in good standing (to the extent the concept of good standing is applicable in the jurisdiction in question) under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing (to the extent the concept of good standing is applicable in the jurisdiction in question) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing (to the extent the concept of good standing is applicable in the jurisdiction in question) would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each Material Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable; and all of such issued shares owned by the Company are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(f) This Agreement has been duly authorized, executed and delivered by the Company.

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(g)   The Mexican Underwriting Agreement has been duly authorized, executed and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(h)   The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

(i)   All of the shares of capital stock (including units and American Depositary Shares) of the Company outstanding prior to the Global Offering have been duly authorized and are validly issued, fully paid and non-assessable.

(j)   The Global BD Units and the shares of capital stock comprising the Global BD Units have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement and the Mexican Underwriting Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such shares and units will not be subject to any preemptive or similar rights.

(k)   The Global BD Units have been admitted for listing and trading on the Bolsa Mexicana de Valores (the “Mexican Stock Exchange”); and the ADSs have been admitted for listing and trading on the New York Stock Exchange.

(l)   The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Mexican Underwriting Agreement and the Deposit Agreement will not contravene (i) any provision of applicable law, rule or regulation of any governmental body, agency or court having jurisdiction over the Company or any Material Subsidiary or any of their respective properties or assets, (ii) the Company’s by-laws (estatutos sociales) or equivalent constitutive documents, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Material Subsidiary or any of their respective properties or assets.

(m)   The Deposit Agreement has been duly authorized, executed and delivered by, and, assuming due authorization, execution and delivery thereof by the Depositary, constitutes a valid and legally binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general application relating to or affecting creditors’ rights and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); upon due issuance by the Depositary of the ADRs evidencing ADSs against deposit of the International BD Units in respect thereof in accordance with the provisions of the Deposit Agreement and upon payment by the Underwriters for the ADSs evidenced thereby in accordance with the provisions of this Agreement, such ADSs evidenced by such ADRs will be duly and validly issued, and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the

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Deposit Agreement; and the Deposit Agreement, the ADSs and the ADRs conform in all material respects to the descriptions thereof contained in the Prospectus.

(n)   No authorization, approval, consent, order, qualification or registration of or with any court, governmental agency or regulatory body is required for the performance by the Company of its obligations under this Agreement, the Mexican Underwriting Agreement or the Deposit Agreement, except (i) for (A) the registration of the units with the Sección de Valores and the Sección Especial of the Registro Nacional de Valores maintained by the Comisión Nacional Bancaria y de Valores (“CNBV”); (B) the authorization granted by the CNBV to the Company to conduct the Mexican Offering and the B Unit Offerings as public offerings in Mexico; (C) the authorization granted by the CNBV to the Company to conduct the Global Offering and the B Unit Offerings under Article 81 of the Ley del Mercado de Valores without the application of preemptive rights; and (D) the authorization by the [CNBV] [Mexican Stock Exchange] of any special conditions applicable to the Mexican Offering and the B Unit Offerings, all of which have been obtained and remain in full force and effect or will be obtained prior to the Closing Date; and (ii) such as have been obtained prior to the Closing Date (as defined in Section 4), under the Securities Act and the applicable rules and regulations of the Commission thereunder or as may be required by the securities or Blue Sky laws of the various states in the United States or the securities or similar laws of any foreign jurisdiction other than the United States or Mexico in connection with the offer and sale of the ADSs or the International BD Units.

(o)   There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(p)   There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties or assets of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(q)   The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except to the extent that the failure to possess such certificates, authorizations and permits would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Prospectus.

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(r)   Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(s)   The Company is not, and after giving effect to the offering and sale of the ADSs and the Global BD Units in the Global Offering and B Units in the B Unit Offerings and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”).

(t)   The Company and its subsidiaries (i) are in compliance with any and all applicable Mexican, foreign, U.S. federal, state and local laws, regulations and rules relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(u)   There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(v)   There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include any securities with the International BD Units and ADSs registered pursuant to the Registration Statement or the F-6 Registration Statement.

(w)   The financial statements of the Company and its consolidated subsidiaries (including the related notes and supporting schedules) filed as part of the Registration Statement or included or incorporated by reference in the Prospectus present fairly, in all material respects, the financial condition and results of operations of the Company and its consolidated subsidiaries, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles in Mexico (“Mexican GAAP”) applied on a consistent basis throughout the periods presented and contain all required reconciliations to United States generally accepted accounting principles. The pro forma financial statements filed as part of the Registration Statement or included or incorporated by reference in the Prospectus include assumptions that

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provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements filed as part of the Registration Statement or included or incorporated by reference in the Prospectus. The pro forma financial statements filed as part of the Registration Statement or included or incorporated by reference in the Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Securities Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

(x)   Galaz, Yamazaki, Ruiz Urquiza, S.C., Member of Deloitte Touche Tohmatsu, who have certified the financial statements of the Company, whose report is incorporated by reference in the Prospectus and who have delivered the letter referred to in Section 5(k) hereof, are independent public accountants with respect to the Company in accordance with accounting standards established by the Mexican Institute of Public Accountants and as required by the Securities Act and the rules and regulations of the Commission thereunder.

(y)   Mancera, S.C., a Member Practice of Ernst & Young Global, who have certified the financial statements of FEMSA Comercio, S.A. de C.V. (“FEMSA Comercio”) and FEMSA Empaques, S.A. de C.V. and the combined financial statements of Fábricas Monterrey, S.A. de C.V., Sílices de Veracruz, S.A. de C.V., Sílice del Istmo, S.A. de C.V., Cierres Herméticos, S.A. de C.V. and Arrendadora Industrial Regiomontana, S.A. de C.V., whose reports are incorporated by reference in the Prospectus and who have delivered the letter referred to in Section 5(l) hereof, are independent public accountants with respect to the Company in accordance with accounting standards established by the Mexican Institute of Public Accountants and as required by the Securities Act and the rules and regulations of the Commission thereunder.

(z)   The Company and its subsidiaries have good title to all real property and all personal property owned by them that are material to the business or operations of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus, or such as individually or in the aggregate, do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries, as the case may be; and all real and personal property and buildings held under lease by the Company or any of its subsidiaries that are material to the business or operations of the Company and its subsidiaries, taken as a whole, are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(aa)   The Company and its subsidiaries own or possess adequate rights to use all trademarks, service marks, trade names, trademark registrations, service mark

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registrations, copyrights, licenses, patents and patent rights that are material to the Company and its subsidiaries, taken as a whole, and are necessary to conduct their business as currently conducted and have no reason to believe that the conduct of their business will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, which conflict would result in a material adverse effect on the Company and its subsidiaries, taken as a whole.

(bb)    No labor disturbance by the employees of the Company or any of its subsidiaries, or by such employees’ unions, exists or, to the knowledge of the Company, is imminent which would result in a material adverse effect on the Company and its subsidiaries, taken as a whole.

(cc)    All dividends and other distributions declared and payable by the Company in respect of the shares comprising the Global BD Units may under current Mexican laws and regulations be paid to the Depositary in Mexican pesos that may be freely converted into U.S. dollars and freely transferred out of Mexico; and all such dividends and other distributions made to holders of Global BD Units or ADSs will not be subject to Mexican income, withholding or other taxes under current Mexican laws and regulations.

(dd)    Neither the Company nor any of its Material Subsidiaries (i) is in violation of its by-laws (estatutos sociales) or equivalent constitutive documents, (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any material term, covenant or condition contained in any material agreement, indenture, mortgage or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is in violation of any law, governmental rule, regulation or court decree to which it or its property or assets may be subject, other than, in the case of clause (iii) only, any violation as would not have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole.

(ee)    Each of the Company and its Material Subsidiaries (i) makes and keeps accurate books and records and (ii) maintains adequate internal accounting controls, in each case, to permit preparation of its financial statements and to maintain ongoing accountability for its assets.

(ff)    Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any director, officer, agent, employee or other affiliate or other person associated with or acting on its or the behalf of the Company or any of its subsidiaries, has made (limited, for any such subsidiary, to the times at which it was a direct or indirect subsidiary of the Company) any unlawful contribution, gift or other unlawful payment or incurred any unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; made any other unlawful payment or taken any other unlawful action which would have been in violation of any provision of applicable Mexican law or of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), had any of such persons been subject to the FCPA; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

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(gg)    In connection with the Global Offering and except as set forth in the Prospectus, until the Representatives shall have notified the Company of the completion of any distribution of the ADSs, neither the Company nor, to its knowledge, any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest in any ADSs, BD Units or any right to purchase any such securities of the Company (“Unit Equivalents”) or attempt to induce any person to purchase any ADSs, BD Units or Unit Equivalents, and neither it nor, to its knowledge, any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in or of raising the price of the ADSs, BD Units or Unit Equivalents, except that such affiliates who or which execute and deliver “lock-up” agreements in the form of Exhibit A hereto in accordance with Section 5(m) hereof may purchase ADSs, BD Units or Unit Equivalents solely for investment purposes and other employees who are not “affiliated purchasers” within the meaning of Rule 100 of Regulation M of the Commission may purchase ADSs, BD Units or Unit Equivalents. Neither the Company nor, to its knowledge, any of its affiliates has taken or will take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the ADSs or the BD Units in connection with the Global Offering.

(hh)    No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are required to be paid under Mexican tax laws and regulations by or on behalf of the Underwriters to Mexico or to any political subdivision or taxing authority thereof or therein in connection with (i) the sale of the ADSs and the International BD Units by the Company in accordance with this Agreement, (ii) the deposit with the Depositary of International BD Units against the issuance of ADRs evidencing the ADSs, (iii) the delivery of the ADSs (including the ADRs evidencing such ADSs) to or for the respective accounts of the Underwriters in the manner contemplated herein or (iv) the sale and delivery outside Mexico by the Underwriters of the ADSs to the purchasers thereof; provided that the Underwriters do not act through a permanent establishment in Mexico (as such concept is defined by applicable Mexican tax law).

(ii)    The Company is eligible for the benefits of the comprehensive income tax treaty between the United States and Mexico.

(jj)    The Company was not, for its taxable year ended December 31, 2004, and does not expect to become, for its taxable year ended December 31, 2005, based on the Company’s current projected income, assets and liabilities, a “passive foreign investment company” as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended (“Code”), and the regulations promulgated thereunder.

(kk)    The Company was not, for its taxable year ended December 31, 2004, and does not expect to become, for its taxable year ended December 31, 2005, based on the Company’s current projected income, assets and liabilities, a “foreign personal holding company” or a “foreign investment company” as defined respectively in Section 552 and Section 1246 of the Code, and the regulations promulgated thereunder.

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(ll)    The Company has taken any necessary action, and no consent, approval, authorization or order of, or filing or qualification with, any governmental body or agency (other than those in Mexico and the United States obtained and described in Section 1(n) hereof) is required to be obtained by the Company, to permit the participation in the Share Allocation Program of, including the distribution of the Prospectus or any preliminary prospectus to, the beneficial owners of ADSs or BD Units resident in the jurisdictions set forth on Schedule IV hereto.

(mm)    There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the U.S. Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications.

(nn)    The operations of the Company and its subsidiaries are and have been conducted at all times (limited for any subsidiary, to the times at which it was a direct or indirect subsidiary of the Company) in compliance with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of Mexico and each other jurisdiction in which the conduct of its or their business or its or their ownership or leasing of property requires such compliance, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency in such jurisdictions (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(oo)    Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

2.    Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters the Firm ADSs, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company at U.S.$● an ADS (the “Purchase Price”) the number of Firm ADSs set forth in Schedule I hereto opposite the name of such Underwriter.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional ADSs, and the Underwriters shall have the right to purchase, severally and not jointly, up to ● Additional ADSs at the Purchase Price. The Representatives may exercise this

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right on behalf of the Underwriters in whole or from time to time in part by giving written notice of each election to exercise the option not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional ADSs to be purchased by the Underwriters and the date on which such ADSs are to be purchased. Such date must be at least one business day after which notice is given and may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than five business days after the date of such notice. Additional ADSs may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm ADSs. If any Additional ADSs are to be purchased, each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Additional ADSs (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional ADSs to be purchased as the number of Firm ADSs set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm ADSs.

The Company hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of the capital stock of the Company in the form of shares, units or American Depositary Shares or any securities convertible into or exercisable or exchangeable for such shares, units or American Depositary Shares, (ii) file any registration statement with the Commission relating to the offering of any shares of capital stock of the Company in the form of shares, units or American Depositary Shares or any securities convertible into or exercisable or exchangeable for such shares, units or American Depositary Shares or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such shares, units or American Depositary Shares, in each case whether any such transaction described in clause (i),(ii) or (iii) above is to be settled by delivery of such shares, units or American Depositary Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the ADSs to be sold hereunder or the Mexican BD Units to be sold under the Mexican Underwriting Agreement or (B) the B Units to be sold in the B Unit Offerings.

3.    Terms of Public Offering. The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the ADSs as soon after the Registration Statement and this Agreement have become effective as in the Representatives’ judgment is advisable. The Company is further advised by the Representatives that the ADSs are to be offered to the public initially at U.S.$● an ADS (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of U.S.$● an ADS under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of U.S.$● an ADS, to any Underwriter or to certain other dealers.

4.    Payment and Delivery. Payment for the Firm ADSs shall be made to the Company in U.S. federal or other funds immediately available in New York City against delivery of ADRs evidencing the Firm ADSs for the respective accounts of the several Underwriters at 9:00 a.m., New York City time, on ●, 2005, or at such other time on the same or such other date,

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not later than ●, 2005 [5 business days after previous date], as shall be determined by the Representatives after consultation with the Company and designated in writing by the Representatives to the Company. The time and date of such payment are hereinafter referred to as the “Closing Date”.

Payment for any Additional ADSs shall be made to the Company in U.S. federal or other funds immediately available in New York City against delivery of ADRs evidencing the Additional ADSs for the respective accounts of the several Underwriters at 9:00 a.m., New York City time, on the date specified in the notice described in Section 2 hereof or at such other time on the same or on such other date, in any event not later than ●, 2005 [5 business days after expiration of green shoe], as shall be determined by the Representatives after consultation with the Company and designated in writing by the Representatives to the Company. The time and date of any such payment are hereinafter referred to as an “Option Closing Date”.

ADRs evidencing the Firm ADSs and Additional ADSs shall be in definitive form and registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The ADRs evidencing the Firm ADSs and Additional ADSs shall be delivered through the book-entry facilities of The Depository Trust Company (“DTC”) to the Representatives on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the ADSs to the Underwriters duly paid, against payment of the Purchase Price therefor.

With respect to all or any portion of ADSs to be purchased and sold hereunder, the Representatives, on behalf of the Underwriters and for the purpose of effecting reallocations of ADSs and Mexican BD Units, may elect to have such ADSs (in the form of Mexican BD Units) delivered to and paid for by the Mexican Underwriters in satisfaction of the obligation of the Company to sell to the Underwriters, and the Underwriters’ obligations to purchase, such ADSs. Notice of such election shall be given by the Representatives and the Mexican Representatives to the Company at least two business days prior to the Closing Date or the applicable Option Closing Date, as the case may be. The purchase price for the BD Units so delivered in lieu of any ADSs shall be the purchase price applicable under the Mexican Underwriting Agreement.

With respect to all or any portion of the Mexican BD Units to be purchased and sold pursuant to the Mexican Underwriting Agreement, the Mexican Representatives, on behalf of the Mexican Underwriters and for the purpose of effecting reallocations of ADSs and Mexican BD Units, may elect to have such Mexican BD Units (in the form of ADSs) delivered to and paid for by the Underwriters in satisfaction of the obligation of the Company to sell to the Mexican Underwriters and the obligations of the Mexican Underwriters to purchase, such BD Units. Notice of such election shall be given by the Representatives and the Mexican Representatives to the Company at least two business days prior to the Closing Date or the applicable Option Closing Date, as the case may be. The purchase price for the ADSs so delivered in lieu of any Mexican BD Units shall be the price applicable to the other ADSs sold hereunder.

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It is understood that any election by the Representatives or the Mexican Representatives, respectively, in accordance with the preceding two paragraphs, shall not result in any change in, or have any other effect whatsoever on the maximum numbers of Program ADSs and Program Units made available under the ADS Share Allocation Program or the BD Unit Share Allocation Program, respectively, which are ● Program ADSs and ● Program Units, respectively.

It is also understood that the Representatives and the Mexican Representatives shall consult with the Company with respect to the allocation of ADSs and Mexican BD Units in the Global Offering.

5.    Conditions to the Underwriters’ Obligations. The obligation of the Company to sell the ADSs to the Underwriters and the several obligations of the Underwriters to purchase and pay for the ADSs on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 4:00 p.m. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a)    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)    there shall not have occurred any downgrading of the Company’s debt securities below MxAA+ (or equivalent rating), nor shall any notice have been given of any intended or potential downgrading of the Company’s debt securities below MxAA+ (or equivalent rating), by any “nationally recognized statistical rating organization” (as such term is used in Rule 436(g)(2) under the Securities Act) or any affiliate thereof; and

(ii)    there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the ADSs on the terms and in the manner contemplated in the Prospectus.

(b)    The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a) above and to the effect that (i) the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date and (ii) no stop order suspending the effectiveness of the Registration Statement or

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the F-6 Registration Statement is in effect and no proceedings for such purpose are pending before or, to the best knowledge of the Company, threatened by the Commission.

(c)    The Underwriters shall have received on the Closing Date an opinion and a negative assurance letter of Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel to the Company, each dated the Closing Date, each in form and substance satisfactory to the Underwriters, to the effect of the opinions and negative assurances set forth on Annex A hereto.

(d)    The Underwriters shall have received on the Closing Date an opinion and a negative assurance letter of Lic. Carlos E. Aldrete Ancira, General Counsel of the Company, each dated the Closing Date, each in form and substance satisfactory to the Underwriters, to the effect of the opinions and negative assurances set forth on Annex B hereto.

(e)    The Underwriters shall have received on the Closing Date an opinion of Emmet, Marvin & Martin, LLP, U.S. counsel to the Depositary, dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect of the opinions set forth on Annex C hereto.

(f)    The Underwriters shall have received on the Closing Date an opinion and a disclosure letter of Ritch, Heather y Mueller, S.C., Mexican counsel to the Underwriters, each dated the Closing Date, with respect to such matters as the Representatives may reasonably request.

(g)    The Underwriters shall have received on the Closing Date an opinion and a negative assurance letter of Simpson Thacher & Bartlett LLP, U.S. counsel to the Underwriters, each dated the Closing Date, with respect to such matters as the Representatives may reasonably request.

(h)    (i) The listing of the Units on the Mexican Stock Exchange shall be in full force and effect; (ii) the listing of the ADSs on the New York Stock Exchange shall be in full force and effect; and (iii) the ADSs shall have been accepted for settlement through the facilities of DTC.

(i)    The Deposit Agreement shall be in full force and effect.

(j)    The Underwriters shall have received on the Closing Date a certificate dated the Closing Date and signed by an authorized officer of the Depositary with respect to the deposit with the Depositary’s custodian in Mexico of the International BD Units, the execution and delivery of the ADRs evidencing such ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Underwriters reasonably request.

(k)    The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Galaz, Yamazaki, Ruiz Urquiza, S.C., Member of Deloitte Touche Tohmatsu, independent public accountants for the Company, containing statements and information of the type ordinarily included in

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accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than two business days prior to the Closing Date.

(l)    The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Mancera, S.C., a Member Practice of Ernst & Young Global, independent public accountants for FEMSA Comercio, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information with respect to FEMSA Comercio contained or incorporated by reference in the Registration Statement and Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than two business days prior to the Closing Date.

(m)    The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representatives on behalf of the Underwriters and the officers, directors and shareholders of the Company listed on Schedule II hereto relating to sales and certain other dispositions of shares of capital stock, units and American Depositary Shares of the Company or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date.

(n)    The closing of the purchase of the Mexican BD Units under the Mexican Underwriting Agreement shall have occurred concurrently with the closing hereunder on the Closing Date.

(o)    The closing of the sale by the Company of B Units in the B Unit Offerings shall have occurred prior to or concurrently with the closing hereunder on the Closing Date.

(p)    The Underwriters shall have received copies of the registrations, authorizations and approvals from the CNBV [and Mexican Stock Exchange] referred to in Section 1(n) hereof.

The several obligations of the Underwriters to purchase Additional ADSs hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of such documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional ADSs to be sold on such Option Closing Date and other matters related to the issuance and sale of the Additional ADSs.

6.    Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

(a)    To furnish to the Representatives, without charge, three signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and for delivery to each other Underwriter a conformed copy of the

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Registration Statement (without exhibits thereto but including documents incorporated by reference) and to furnish to the Representatives in New York City, without charge, prior to 5:00 p.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c) below, as many copies of the Prospectus, any documents incorporated by reference and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request. The terms “supplement” and “amendment” or “amend” as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Exchange Act that are deemed to be incorporated by reference in the Prospectus.

(b)    Before amending or supplementing the Registration Statement, the F-6 Registration Statement or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)    If, during such period after the first date of the public offering of the ADSs as in the opinion of U.S. counsel to the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of U.S. counsel to the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which ADSs may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(d)    To endeavor to qualify the ADSs and International BD Units for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and to exercise commercially reasonable efforts to comply with such laws so as to permit the continuance of sales therein in such jurisdictions for as long as may be necessary to complete the distribution of the ADSs; provided, however, that in no event shall the Company be obligated to qualify to do business or as a dealer in securities or otherwise in any such jurisdiction or to execute a general consent to service of process or to take any other action which would subject it to service of process in suits other than those arising out of the offering or sale of the ADSs in any such jurisdiction.

(e)    To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earning statement covering the twelve month period ending prior to or on December 31, 2005 that satisfies the provisions of Section

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11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

(f)    To, on a timely basis, make all filings with, and obtain all consents, approvals, authorizations or orders from, the CNBV, the Mexican Stock Exchange, the Commission, the New York Stock Exchange and any other applicable securities commission in the jurisdictions set forth on Schedule IV hereto that are necessary or advisable in respect of the Global Offering.

(g)    To use reasonable efforts to comply with any procedures prescribed by the U.S. Department of the Treasury pursuant to which U.S. holders of ADSs or Global BD Units and intermediaries through whom such securities are held will be permitted to rely on certifications from the Company to treat dividends as “qualified dividends” for U.S. federal income tax reporting purposes, under the Code and the regulations promulgated thereunder.

(h)    To use its best efforts to comply with all applicable securities and other laws, rules and regulations in the jurisdictions set forth on Schedule IV hereto in connection with the Share Allocation Program.

7.    Expenses.  (a) Except as set forth in Section 7(b) below, whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all of its expenses incident to the performance of the Company’s obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s U.S., Mexican and other counsel (including, without limitation, any local counsel engaged in the jurisdictions set forth on Schedule IV hereto) and the Company’s accountants in connection with the registration and delivery of the ADSs and the International BD Units under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and any amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) the fees, disbursements and expenses of the Company’s accountants, (iii) all costs and expenses related to the transfer and delivery of the International BD Units and ADSs to the Underwriters, including any transfer or other taxes payable thereon and any fees payable to the Depositary and the custodian, (iv) the cost of printing any Blue Sky memorandum in connection with the offer and sale of the International BD Units and ADSs under state securities laws and all filing fees in connection with the qualification of the International BD Units and ADSs for offer and sale under state securities laws as provided in Section 6(d) hereof, (v) all filing fees incurred in connection with the review and qualification of the offering of the International BD Units and ADSs by the National Association of Securities Dealers, Inc., (vi) all costs and expenses incident to listing the ADSs on the New York Stock Exchange and the Mexican BD Units on the Mexican Stock Exchange, (vii) the cost of printing certificates representing the Global BD Units and the ADRs evidencing the ADSs, (viii) the costs and charges of the Depositary and any custodian appointed under the Deposit Agreement and any transfer agent, registrar or depositary, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Global BD Units and ADSs, including, without

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limitation, expenses of the Company associated with the production of road show slides and graphics, travel and lodging expenses of the representatives and officers of the Company, and the Company’s allocated cost of any aircraft chartered in connection with the road show, (x) the fees and expenses of the Authorized Agent (as defined in Section 14 hereof), (xi) fees, costs and expenses of any agents (other than Citigroup Global Markets Inc. or Morgan Stanley) appointed by the Company in connection with the Share Allocation Program including, without limitation, fees, costs and expenses of any firm (including, without limitation, ADP Proxy Services and MacKenzie Partners, Inc.) involved in the collection of information or the distribution of any materials relating to the Share Allocation Program and (xii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in Section 7(b), Section 8, Section 9 and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including, without limitation, fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the ADSs by them and any advertising expenses connected with any offers they may make.

(b) If this Agreement is terminated and/or if the closing does not occur for any reason whatsoever, the Company hereby agrees to reimburse the Representatives for all reasonable and documented legal and other out-of-pocket expenses of the Representatives up to a maximum of U.S.$175,000.

8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the F-6 Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto to the Representatives), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any preliminary prospectus or the Prospectus, in the light of the circumstances in which they were made), except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein; provided, that the foregoing indemnity agreement with respect to any preliminary prospectus or the Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased ADSs, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the ADSs to such person, and if the Prospectus (as so amended or supplemented) would have corrected the untrue statement or omission or a material fact giving rise to such losses, claims,

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damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 6(a) hereof.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto to the Representatives), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any preliminary prospectus or the Prospectus, in the light of the circumstances under which they were made), but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) above, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the

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Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) above is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the ADSs or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the ADSs shall be deemed to be in the same respective proportions as the net proceeds from the offering of the ADSs (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the ADSs. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’

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respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of ADSs they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the ADSs.

(g) The Company and the Underwriters severally confirm that the statements with respect to the offering of the ADSs set forth in the Prospectus under the eighth paragraph of text on the cover page (relating to the delivery of the ADRs) and the third (relating to the offering price and selling concession), seventh (relating to the agreement between Underwriters and Mexican Underwriters), fifteenth (relating to market stabilization), sixteenth (relating to the electronic delivery of the Prospectus) and nineteenth (relating to NASD Conduct Rule 2710(h)) paragraphs under the caption “Underwriting” constitute the only information furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus.

9. Share Allocation Program Indemnification. (a) The Company agrees to indemnify and hold harmless the Representatives and their respective affiliates and each person, if any, who controls any Representative or its affiliates within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the

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“Representative Entities” and each, a “Representative Entity”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or previously provided to and used with the consent of the Company for distribution to Participants in connection with the Share Allocation Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) otherwise related to, arising out of, or in connection with the Share Allocation Program other than losses, claims, damages or liabilities (or expenses relating thereto) (A) caused by the failure of any Participant to pay for and accept delivery of Program ADSs that the Participant has agreed to purchase or (B) that are finally judicially determined to have resulted from the bad faith or gross negligence of a Representative Entity.

(b) In case any proceeding (including any governmental investigation) shall be instituted involving any Representative Entity in respect of which indemnity may be sought pursuant to Section 9(a) above, the Representative Entity seeking indemnity shall promptly notify the Company in writing and the Company, upon request of the Representative Entity, shall retain counsel reasonably satisfactory to the Representative Entity to represent the Representative Entity and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Representative Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Representative Entity unless (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Representative Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Representative Entities in connection with any proceeding or related proceedings the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Representative Entities. Any such firm for the Representative Entities shall be designated in writing by Morgan Stanley. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Representative Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a Representative Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (I) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and (II) the Company shall not have reimbursed the Representative Entity in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of Morgan Stanley, effect any settlement of any pending or threatened proceeding in respect of which any Representative Entity is or could have been a party and indemnity could have been sought hereunder by such Representative Entity, unless such settlement includes an unconditional release of the Representative Entities from all liability on claims that are the subject matter of such proceeding.

23

(c) To the extent the indemnification provided for in Section 9(a) above is unavailable to a Representative Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company, in lieu of indemnifying the Representative Entity thereunder, shall contribute to the amount paid or payable by the Representative Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Representative Entities on the other hand from the offering of the Program ADSs or (ii) if the allocation provided by clause 9(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(c)(i) above but also the relative fault of the Company on the one hand and of the Representative Entities on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and of the Representative Entities on the other hand in connection with the offering of the Program ADSs shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Program ADSs (before deducting expenses) and the total underwriting discounts and commissions received by the Representative Entities for the Program ADSs, bear to the aggregate Public Offering Price of the ADSs. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact, the relative fault of the Company on the one hand and the Representative Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Representative Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d) The Company and the Representative Entities agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Representative Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(c) above. The amount paid or payable by the Representative Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Representative Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Representative Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Program ADSs distributed to the public were offered to the public exceeds the amount of any damages that such Representative Entity has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Representative Entity at law or in equity.

(e) The indemnity and contribution provisions contained in this Section 9 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Representative Entity or

24

by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Program ADSs.

10. Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange or the Mexican Stock Exchange, (ii) any stop order is issued by the CNBV with respect to the Mexican Offering or the Global Offering or trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or Mexico shall have occurred, (iv) a general moratorium on commercial banking activities in New York or in Mexico shall have been declared by either U.S. federal or New York State authorities or Mexican authorities, respectively, or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and (b) in the case of any of the events specified in clauses 10(a)(i) through 10(a)(v), such event, individually or together with any other such event, makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the ADSs on the terms and in the manner contemplated in the Prospectus.

11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto. If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase ADSs that it has or they have agreed to purchase hereunder on such date, and the aggregate number of ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the ADSs to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm ADSs set forth opposite their respective names in Schedule I bears to the aggregate number of Firm ADSs set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of ADSs that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of ADSs without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm ADSs and the aggregate number of Firm ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Firm ADSs to be purchased, and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm ADSs are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case the Representatives shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional ADSs and the aggregate number of Additional ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Additional ADSs to be purchased, the non-defaulting

25

Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional ADSs or (ii) purchase not less than the number of Additional ADSs that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Representatives in accordance with Section 7(b).

12. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to (i) Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, U.S.A., Attention: General Counsel, Fax: 212-816-0949 and (ii) Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, U.S.A., Attention: Legal Department, Fax: (212) 761-0538; and

(b) if to the Company, shall be delivered or sent by mail or facsimile transmission to FEMSA Servicios, S.A. de C.V., General Anaya 601 Pte, Colonia Bella Vista, 64410 Monterrey, NL, Mexico, Attention: Legal Department c/o David González Vessi, Fax: (52-81) 8328-6181.

Any such statements, requests, notices and agreements shall take effect at the time of receipt thereof.

13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14. Submission to Jurisdiction, etc. Each of the parties hereto hereby agrees that any legal suit, action or proceeding brought by any party to this Agreement or by each person, if any, who controls any such party arising out of or based upon this Agreement may be instituted in any U.S. federal or state court in New York City and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding and any rights to which it may have been entitled on account of place of residence or domicile, and irrevocably submits to the jurisdiction of such courts in any suit, action or proceeding. The Company has appointed CT Corporation System, at its offices located at 111 Eighth Avenue, New York, New York 10011, U.S.A., as its authorized agent (the “Authorized Agent”) upon whom process may be served in any action based on this Agreement which may be instituted in any U.S. federal or state court in New York City by any party to this Agreement and expressly accepts the jurisdiction of any such court in respect of any such action. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and agrees to take any and all action, including the filing of any and all documents and

26

instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

15. Judgment Currency. The Company shall indemnify each Underwriter against any loss incurred by it as a result of any judgment or order against the Company being given or made and expressed and paid in a currency (the “Judgment Currency”) other than U.S. dollars and as a result of any variation as between (a) the rate of exchange at which the U.S. dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (b) the spot rate of exchange in New York, New York at which such Underwriter on the date of payment of such judgment or order is able to purchase U.S. dollars with the amount of the Judgment Currency actually received by such Underwriter.

16. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17. Taxes. All payments to be made by the Company under this Agreement shall be paid free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts by Mexico or by any department, agency or other political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto (excluding any taxes imposed on the Underwriters by reason of the Underwriters being deemed to be residents of Mexico for Mexican tax purposes for reasons other than the entering into of this Agreement and receiving payments hereunder) (collectively, “Taxes”). If any Taxes are required by law to be deducted or withheld in connection with such payments, the Company will increase the amount paid so that the full amount of such payment is received by the Underwriters.

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18. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

Very truly yours,

FOMENTO ECONÓMICO MEXICANO, S.A. DE C.V.

By:
Title:

Accepted as of the date hereof

CITIGROUP GLOBAL MARKETS INC.

MORGAN STANLEY & CO. INCORPORATED

Acting severally on behalf of

themselves and the several

Underwriters named in

Schedule I hereto.

By: Citigroup Global Markets Inc.

By:
Title:

By: Morgan Stanley & Co. Incorporated

By:
Title:

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SCHEDULE I

Underwriter	Number of Firm ADSs To Be Purchased
Citigroup Global Markets Inc.	•
Morgan Stanley & Co. Incorporated	•

Total	•

SCHEDULE II

Persons Required to Sign Lock-up Letters

Eugenio Garza Lagüera

José Antonio Fernández

Paulina Garza de Marroquín

José Calderón Rojas

Consuelo Garza de Garza

Max Michel Suberville

Alberto Bailleres

Javier Fernández

Ricardo Guajardo Touché

Alfredo Livas

Roberto Servitje

Carlos Salguero

José Manuel Canal Hernando

Bárbara Garza Gonda

Alexis E. Rovzar

Luis Téllez

Helmut Paul

Lorenzo H. Zambrano

Robert E. Denham

Federico Reyes

José González Ornelas

Ricardo González Sada

Carlos Aldrete

Javier Astaburuaga Sanjines

Jorge Luis Ramos

Gerardo Estrada Attolini

Carlos Salazar

Héctor Treviño Gutiérrez

Eduardo Padilla Silva

Sergio Sáenz

Alfonso Garza Garza

BBVA Bancomer Servicios, S.A., as Trustee under Trust No. F/25078-7

Mariana Garza de Treviño

Eva Gonda de Garza

Eva Garza de Fernández

Patricio Garza Garza

Juan Carlos Garza Garza

Eduardo Garza Garza

Eugenio Garza Garza

Maria Teresa G. de Bailleres

Inversiones Bursátiles Industriales, S.A. de C.V.

Corbal, S.A. de C.V.

2

Magdalena M. de David

Alepage, S.A.

BBVA Bancomer Servicios, S.A. as Trustee under Trust No. F/29013-0

Max David Michel

Juan David Michel

Monique David de VanLathem

Renee Michel de Guichard

Magdalena Guichard Michel

Rene Guichard Michel

Miguel Guichard Michel

Graciano Guichard Michel

Juan Guichard Michel

Franca Servicios, S.A. de C.V.

BBVA Bancomer Servicios, S.A., as Trustee under Trust No. F/29490-0

SCHEDULE III

Material Subsidiaries

Name of Company	Jurisdiction of Organization	Percentage Owned
Compañía Internacional de Bebidas, S.A. de C.V.	Mexico	100.0
Coca-Cola FEMSA, S.A. de C.V.	Mexico	45.7
Propimex, S.A.de C.V.	Mexico	45.7
Corporación Interamericana de Bebidas, S.A. de C.V.	Mexico	45.7
Panamco México, S.A. de C.V.	Mexico	45.4
Panamco Bajío, S.A. de C.V.	Mexico	43.6
Panamco de Venezuela, S.A.	Venezuela	45.7
Kristine Oversease, S.A. de C.V.	Mexico	38.0
Grupo Industrial Emprex, S.A. de C.V.	Mexico	100.0
FEMSA Cerveza, S.A. de C.V.	Mexico	100.0
Cevecería Cuauhtémoc Moctezuma, S.A. de C.V.	Mexico	100.0
Cervezas Cuauhtémoc Moctezuma, S.A. de C.V.	Mexico	100.0
FEMSA Comercio, S.A. de C.V.	Mexico	100.0
Cadena Comercial Oxxo, S.A. de C.V.	Mexico	100.0
Oxxo Express, S.A. de C.V.	Mexico	100.0

SCHEDULE IV

Share Allocation Program Jurisdictions

United States of America

United Mexican States

ANNEX A

FORMS OF OPINION AND NEGATIVE ASSURANCE LETTER

OF U.S. COUNSEL TO THE COMPANY

[Letterhead of Cleary Gottlieb Steen & Hamilton LLP]

•, 2005

Citigroup Global Markets Inc.

Morgan Stanley & Co. Incorporated,

As Representatives of the several Underwriters

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013, and

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

We have acted as special United States counsel to Fomento Económico Mexicano, S.A. de C.V., a corporation (sociedad anónima de capital variable) organized under the laws of the United Mexican States (the “Company”), in connection with the Company’s offering pursuant to a registration statement on Form F-3 (No. 333-117795) of [•] American Depositary Shares (the “ADSs”), each representing 10 BD units of the Company (the “BD Units”). Each BD Unit consists of one Series B share, two Series D-B shares and two Series D-L shares, each without par value, of the Company. The ADSs are evidenced by American Depositary Receipts (“ADRs”) to be issued pursuant to the amended and restated deposit agreement (the “Deposit Agreement”), dated as of February 11, 2004, among the Company, The Bank of New York, as depositary (the “Depositary”), and the owners and holders from time to time of ADRs issued thereunder. Such registration statement, as amended when it became effective, including the information deemed to be a part thereof as of such time pursuant to Rule 430A under the United States Securities Act of 1933, as amended (the “Securities Act”), but excluding the documents incorporated by reference therein, is herein called the “Registration Statement,” and the related prospectus, as first filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b)(1) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Prospectus.”

We have also acted as special United States counsel to the Company in connection with the preparation and filing with the Commission under the Securities Act of the registration statement of the Depositary and the Company on Form F-6 (No. 333-112342) relating to the offer and sale of the ADSs evidenced by the ADRs. The registration statement on Form F-6, as amended when it became effective (but not including the exhibits filed as a part thereof or incorporated by reference therein), is herein called the “ADR Registration Statement.”

This opinion letter is furnished pursuant to Section 5(c) of the international underwriting agreement dated ●, 2005 (the “Underwriting Agreement”) between the Company and you, as Representatives of the several underwriters named in Schedule I thereto (the “Underwriters”).

In arriving at the opinions expressed below, we have reviewed the following documents:*

(a)	executed counterparts of the Underwriting Agreement;

(b)	the Registration Statement and the documents incorporated by reference therein;

(c)	the ADR Registration Statement;

(d)	the Prospectus and the documents incorporated by reference therein;

(e)	executed counterparts of the Deposit Agreement;

(f)	the ADRs representing the ADSs in global form executed by the Depositary; and

(g)	the documents delivered to you by the Company at the closing pursuant to the Underwriting Agreement.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy of the representations and warranties of the Company in the Underwriting Agreement).

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1. The Underwriting Agreement has been duly executed and delivered by the Company under the law of the State of New York.

*	Note to draft: To revise (a) and/or (f) below in the event that the documents are not available at closing in the form described.

2. The Deposit Agreement has been duly executed and delivered by the Company under the law of the State of New York and is a valid, binding and enforceable agreement of the Company (except that we express no opinion with respect to Section 5.8 of the Deposit Agreement providing for indemnification).

3. Upon due issuance by the Depositary of ADRs evidencing ADSs against the deposit of BD Units in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement.

4. The issuance and sale of the ADSs to the Underwriters pursuant to the Underwriting Agreement do not, and the performance by the Company of its obligations in the Underwriting Agreement and the Deposit Agreement will not, (a) require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States or the State of New York that in our experience normally would be applicable to general business entities with respect to such issuance, sale or performance, except such as have been obtained or effected under the Securities Act and the United States Securities Exchange Act of 1934, as amended (but we express no opinion relating to any state securities or Blue Sky laws), or (b) result in a violation of any United States federal or New York State law or published rule or regulation that in our experience normally would be applicable to general business entities with respect to such issuance, sale or performance (but we express no opinion relating to the United States federal securities laws or any state securities or Blue Sky laws).

5. Under the laws of the State of New York relating to submission to jurisdiction, the Company, pursuant to Section 14 of the Underwriting Agreement, has (i) validly and irrevocably submitted to the personal jurisdiction of any New York State or United States federal court in New York City, in any action arising out of or based upon the Underwriting Agreement, (ii) to the fullest extent permitted by law, validly and irrevocably waived any objection to the venue of a proceeding in any such court, and (iii) validly appointed CT Corporation System as its initial authorized agent for the purpose described in Section 14 of the Underwriting Agreement; and service of process effected in the manner set forth in Section 14 of the Underwriting Agreement will be effective to confer valid personal jurisdiction over the Company in any such action.

6. The statements set forth under the heading “Description of Our ADSs” in the Prospectus, insofar as such statements purport to summarize certain provisions of the ADSs and the Deposit Agreement, provide a fair summary of such provisions.

7. The statements made under the heading “Taxation—U.S. Federal Income Tax Considerations” and “Taxation—U.S. Backup Withholding and Information Reporting” in the Prospectus, insofar as such statements purport to summarize certain federal income tax laws of the United States, constitute a fair summary of the principal United States federal income tax consequences of an investment in the ADSs.

8. No registration of the Company under the United States Investment Company Act of 1940, as amended, is required for the offer and sale of the ADSs by the Company in the manner contemplated by the Underwriting Agreement and the Prospectus.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, (a) we have assumed that the Company and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Company regarding matters of the federal law of the United States or the law of the State of New York that in our experience normally would be applicable to general business entities with respect to such agreement or obligation), (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (c) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

With respect to the first sentence of Section 14 of the Underwriting Agreement and the first sentence in Section 7.8 of the Deposit Agreement, we express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action where jurisdiction based on diversity of citizenship under 28 U.S.C. § 1332 does not exist.

We note that the designation in Section 14 of the Underwriting Agreement of the United States federal courts in New York City as the venue for actions or proceedings arising out of or based upon the Underwriting Agreement is (notwithstanding the waiver in Section 14 of the Underwriting Agreement) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. § 1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such an action or proceeding.

The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

We are furnishing this opinion letter to you, as Representatives of the Underwriters, solely for the benefit of the Underwriters in their capacity as such in connection with the offering of the ADSs. This opinion letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By
Jaime A. El Koury, a Partner

[Letterhead of Cleary Gottlieb Steen & Hamilton LLP]

●, 2005

Citigroup Global Markets Inc.

Morgan Stanley & Co. Incorporated,

As Representatives of the several Underwriters

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013, and

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

We have acted as special United States counsel to Fomento Económico Mexicano, S.A. de C.V., a corporation (sociedad anónima de capital variable) organized under the laws of the United Mexican States (the “Company”), in connection with the Company’s offering pursuant to a registration statement on Form F-3 (No. 333-117795) of [●] American Depositary Shares (the “ADSs”), each representing 10 BD Units of the Company. The ADSs are evidenced by American Depositary Receipts (“ADRs”) to be issued pursuant to the amended and restated deposit agreement, dated as of February 11, 2004, among the Company, The Bank of New York, as depositary (the “Depositary”), and the owners and holders from time to time of ADRs issued thereunder. Such registration statement, as amended when it became effective, including the information deemed to be a part thereof as of such time pursuant to Rule 430A under the United States Securities Act of 1933, as amended (the “Securities Act”), but excluding the documents incorporated by reference therein, is herein called the “Registration Statement,” and the related prospectus, as first filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b)(1) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Prospectus.”

We have also acted as special United States counsel to the Company in connection with the preparation and filing with the Commission under the Securities Act of the registration statement of the Depositary and the Company on Form F-6 (No. 333-112342) relating to the offer and sale of the ADSs evidenced by the ADRs. The registration statement on Form F-6, as amended when it became effective (but not including the exhibits filed as part thereof or incorporated by reference therein), is herein called the “ADR Registration Statement.”

This letter is furnished pursuant to Section 5(c) of the international underwriting agreement dated ●, 2005 (the “Underwriting Agreement”) between the Company and you, as Representatives of the several underwriters named in Schedule I thereto (the “Underwriters”).

Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or statistical information, and because many determinations involved in the preparation of the Registration Statement and the Prospectus and the documents incorporated by reference therein are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion letter to you of even date herewith, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or the documents incorporated by reference therein (except to the extent expressly set forth in numbered paragraphs 6 and 7 of our opinion letter to you of even date herewith) and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements (except as aforesaid).

However, in the course of our acting as special United States counsel to the Company in connection with its preparation of the Registration Statement and the Prospectus, we participated in conferences and telephone conversations with representatives of the Company, representatives of the independent public accountants for the Company, your representatives and representatives of your counsel, during which conferences and conversations the contents of the Registration Statement and the Prospectus, the documents incorporated by reference therein and related matters were discussed, and we reviewed certain corporate records and documents furnished to us by the Company.

Based on our participation in such conferences and conversations and our review of such records and documents as described above, our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we advise you that:

(a)   The Registration Statement (except the financial statements and schedules and other financial data included therein, as to which we express no view) and the ADR Registration Statement, at the time each became effective, and the Prospectus (except as aforesaid), as of the date thereof, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations thereunder. In addition, we do not know of any contracts or other documents of a character required to be filed as exhibits to the Registration Statement or required to be described in the Registration Statement or the Prospectus that are not filed or described as required.

(b)   The documents incorporated by reference in the Registration Statement and the Prospectus (except the financial statements and schedules and other financial data included therein, as to which we express no view), as of the respective dates of their filing with the Commission appeared on their face to be appropriately responsive in all material respects to the requirements of the United States Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(c)   No information has come to our attention that causes us to believe that the Registration Statement, including the documents incorporated by reference therein (except the financial statements and schedules and other financial data included therein, as to which we express no view), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d)   No information has come to our attention that causes us to believe that the Prospectus, including the documents incorporated by reference therein (except the financial statements and schedules and other financial data included therein, as to which we express no view), as of the date thereof or hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

We confirm to you that each of the Registration Statement (based solely upon a telephonic confirmation from a representative of the Commission) and the ADR Registration Statement (based upon the order of the Commission dated February 11, 2004 and a telephonic confirmation from a representative of the Commission) is effective under the Securities Act and, to the best of our knowledge, no stop order with respect to the Registration Statement or the ADR Registration Statement has been issued, and no proceeding for that purpose has been instituted or threatened, by the Commission. In addition, we confirm that the Prospectus was filed on ●, 2005 pursuant to Rule 424(b)(1) under the Securities Act. To the best of our knowledge, no order directed to any document incorporated by reference in the Registration Statement or the Prospectus has been issued by the Commission and remains in effect, and no proceeding for that purpose has been instituted or threatened by the Commission.

We are furnishing this letter to you, as Representatives of the Underwriters, solely for the benefit of the Underwriters in their capacity as such in connection with the offering of the ADSs. This letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose. We assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the views expressed herein.

Very truly yours,
CLEARY GOTTLIEB STEEN & HAMILTON LLP
By
Jaime A. El Koury, a Partner

ANNEX B

FORMS OF OPINION AND NEGATIVE ASSURANCE LETTER OF

LIC. CARLOS E. ALDRETE ANCIRA, GENERAL COUNSEL OF THE COMPANY

[Letterhead of Lic. Carlos E. Aldrete Ancira]

●, 2005

Citigroup Global Markets Inc.

Morgan Stanley & Co. Incorporated,

As Representatives of the several Underwriters

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013, and

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Casa de Bolsa BBVA Bancomer, S.A. de C.V.

Grupo Financiero BBVA Bancomer

Acciones y Valores Banamex, S.A. de C.V.,

Casa de Bolsa,

Integrante del Grupo Financiero Banamex

As Mexican Lead Underwriters

Ladies and Gentlemen:

I am licensed to practice law in the United Mexican States (“Mexico”), I am the general counsel of Fomento Económico Mexicano, S.A. de C.V., a corporation (sociedad anónima de capital variable) organized under the laws of the Mexico (the “Company”), and I have acted as Mexican counsel to the Company in connection with the Company’s offering (the “International Offering”) pursuant to a registration statement on Form F-3 (No. 333-117795) of ● American Depositary Shares (the “ADSs”), each representing 10 BD Units of the Company (the “BD Units”). Each BD Unit consists of one Series B Share, two Series D-B Shares and two Series D-L Shares, each without par value, of the Company. The ADSs are evidenced by American Depositary Receipts (“ADRs”) to be issued pursuant to the amended and restated deposit agreement (the “Deposit Agreement”), dated as of February 11, 2004, among the Company, The Bank of New York, as depositary (the “Depositary”), and all owners and holders from time to time of ADRs issued thereunder. Such registration statement, as amended when it became effective, including the information deemed to be a part thereof as of such time pursuant to Rule 430A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), but excluding the documents incorporated by reference therein, is herein called the “Registration Statement,” and the related prospectus, as first filed with the U.S. Securities and Exchange

Commission (the “Commission”) pursuant to Rule 424(b)(1) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Prospectus.” Concurrently with the International Offering, BD Units and B Units will also be offered in Mexican Offerings (together, the “Mexican Offerings”), in respect with which I have also acted as counsel to the Company. The BD Units to be offered in the International Offering (in the form of ADSs) and the BD Units and B Units to be offered in the Mexican Offerings are collectively referred to as the “Units.”

This opinion letter is furnished pursuant to Section 5(d) of the international underwriting agreement dated ●, 2005 (the “International Underwriting Agreement”) between the Company and Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated, as Representatives of the several underwriters named in Schedule I thereto (the “Underwriters”) and pursuant to clause Fourteen, Section (a)(1) of the Contrato de Colocación e Intermediación Bursátil dated ● 2005 (the “Mexican Underwriting Agreement”), among the Company and Acciones y Valores Banamex, S.A. de C.V., Casa de Bolsa, Integrante del Grupo Financiero Banamex, and Casa de Bolsa BBVA Bancomer, S.A. de C.V., Grupo Financiero BBVA Bancomer (the “Mexican Lead Underwriters”).

In arriving at the opinions expressed below, I have reviewed the following documents:

(a)	executed counterparts of the International Underwriting Agreement;

(b)	executed counterparts of the Mexican Underwriting Agreement;

(c)	the Registration Statement and the documents incorporated by reference therein;

(d)	the Prospectus and the documents incorporated by reference therein;

(e)	executed counterparts of the Deposit Agreement;

(f)	originals of the approvals from the Comisión Nacional Bancaria y de Valores (“CNBV”) [and the Bolsa Mexicana de Valores (the “Mexican Stock Exchange”)];

(g)	the documents delivered to you by the Company at the closings pursuant to the International Underwriting Agreement and the Mexican Underwriting Agreement.

In addition, I have reviewed originals or copies certified or otherwise identified to my satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials and such other persons, and I have made such investigations of law, as I have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, I have assumed the authenticity of all documents submitted to me as originals (other than original documents of the Company or documents to which the Company is a party) and the conformity to the originals of all documents submitted to me as copies. In addition, I have assumed and have not verified the accuracy as to factual matters of each document I have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is my opinion that:

1. The Company has been duly incorporated and is validly existing as a sociedad anónima de capital variable under the laws of Mexico, has the corporate power and authority to own its property and conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing (to the extent the concept of good standing is applicable for the jurisdiction in question) in each jurisdiction in which the conduct of its business or its ownership or lease of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

2. Each subsidiary of the Company that is listed on Annex A to this opinion (each, a “Material Subsidiary”) has been duly incorporated and is validly existing as a sociedad anónima de capital variable or corporation in good standing (to the extent the concept of good standing is applicable in the jurisdiction in question) under the laws of Mexico or the laws of the jurisdiction of its incorporation, as the case may be, has the corporate power and authority to own its property and conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing (to the extent the concept of good standing is applicable in the jurisdiction in question) in each jurisdiction in which the conduct of its business or its ownership or lease of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing (to the extent the concept of good standing is applicable in the jurisdiction in question) would not individually or in the aggregate have a material adverse effect on the Company and its subsidiaries, taken as a whole.

3. The Company has an authorized and issued capital stock as set forth in the Prospectus; all of the issued shares of capital stock of the Company have been duly authorized and are validly issued and outstanding and, except for the shares underlying the Units available for issuance in the International Offering and the Mexican Offering, fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and there are no outstanding securities issued by the Company or any of its subsidiaries convertible into or exchangeable for, or warrants, rights or options to purchase from the Company or any of its subsidiaries, or obligations of the Company or any of its subsidiaries to issue, any class of capital stock of the Company or any of its subsidiaries.

4. All of the issued shares of capital stock of each Material Subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and all of such issued shares owned by the Company are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, preemptive rights and other claims.

5. The Units have been duly authorized and issued and when delivered in accordance with the terms of the International Underwriting Agreement and the Mexican Underwriting Agreement, will be validly issued, fully paid and non-assessable.

6. There are no preemptive rights applicable in respect of the Units subject to the offerings contemplated by the International Underwriting Agreement or the Mexican Underwriting Agreement.

7. The Company has full power and authority to enter into the International Underwriting Agreement, the Mexican Underwriting Agreement and the Deposit Agreement; each of the International Underwriting Agreement, the Mexican Underwriting Agreement and the Deposit Agreement has been duly authorized, executed and delivered by the Company, and each of the Deposit Agreement and the Mexican Underwriting Agreement, constitutes a valid and legally binding agreement of the Company enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency and other similar laws relating to or affecting creditors’ rights generally.

8. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the International Underwriting Agreement, the Mexican Underwriting Agreement and the Deposit Agreement will not contravene (i) any provision of any applicable Mexican law, rule or regulation, (ii) the by-laws (estatutos sociales) or equivalent constitutive document of the Company or any of its subsidiaries, (iii) any agreement or other instrument binding upon the Company or any of its Material Subsidiaries, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary or any of their respective properties or assets, except in the case of (i) and (iv) for any contraventions as would not individually or in the aggregate have a material adverse effect on the Company and its subsidiaries, taken as a whole, or would not materially and adversely affect the consummation by the Company of the transactions contemplated by the International Underwriting Agreement or the Mexican Underwriting Agreement.

9. No consent, approval, authorization or order of, or qualification with, any Mexican governmental body or agency is required for the performance by the Company of its obligations under the International Underwriting Agreement, the Mexican Underwriting Agreement or the Deposit Agreement, except for (i) the registration of the Units with the Sección de Valores and the Sección Especial of the Registro Nacional de Valores maintained by the CNBV; (ii) the authorization granted by the CNBV to the Company to conduct the Mexican Offerings as a public offering in Mexico; (iii) the authorization granted by the CNBV to the Company to conduct the International Offering and the Mexican Offerings under Article 81 of the Ley del Mercado de Valores without the application of preemptive rights; (iv) the authorization by the [CNBV][Mexican Stock Exchange] of any special conditions applicable to the Mexican Offerings; and (v) the approval of the listing of the Units on the Mexican Stock Exchange, all of which have been obtained and remain in full force and effect as of the date of such opinion, as provided for in the International Underwriting Agreement and the Mexican Underwriting Agreement.

10. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

11. The Registration Statement, the preliminary prospectus relating to the International Offering and the Prospectus have been duly authorized by the Company.

12. The choice of New York law as the governing law of the International Underwriting Agreement and the Deposit Agreement is valid under Mexican law.

13. I do not know of any legal, arbitral or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the assets of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

14. All dividends and other distributions declared and payable by the Company in respect of the shares comprising the Units may, under current Mexican laws and regulations, be paid to the Depositary in Mexican pesos that may be freely converted into U.S. dollars and freely transferred out of Mexico; and, except as described in the Prospectus, all such dividends and other distributions made to holders of Units or ADSs will not be subject to Mexican income, withholding or other taxes under Mexican laws and regulations.

15. Any final judgment obtained (i) in a U.S. federal or New York State court in New York City arising out of or based upon the International Underwriting Agreement or (ii) in a U.S. federal or New York State court in New York State arising out of or related to the Units, the shares of capital stock of the Company underlying the Units, the ADSs, the ADRs or the Deposit Agreement, would be enforceable against the Company in the courts of Mexico pursuant to Articles 569 and 571 of the Mexican Federal Civil Procedure Code and Article 1347A of the Mexican Commerce Code, which provide, inter alia, that any judgment rendered outside Mexico may be enforced by Mexican courts, provided that:

(a) such judgment is obtained in compliance with legal requirements of the jurisdiction of the court rendering such judgment and in compliance with all legal requirements of the International Underwriting Agreement or the Deposit Agreement, as the case may be;

(b) such judgment is strictly for the payment of a certain sum of money and has been rendered in an in personam action as opposed to an in rem action, provided that, under the Mexican Monetary Law, payments which should be made in Mexico in foreign currency, whether by agreement or upon a judgment of a Mexican court, may be discharged in Mexican currency at a rate of exchange for such currency fixed by Banco de México for the date when payment is made;

(c) service of process was made personally and not by mail on the Company or on the authorized agent, and a Mexican court would consider a service of process upon the duly appointed agent, appointed by means of a notarial instrument, to be personal service of process meeting Mexican procedural requirements (and I note that the

Company has duly made such appointment of CT Corporation System as its authorized process agent by means of such a notarial instrument);

(d) such judgment does not contravene Mexican law, public policy of Mexico, international treaties or agreements binding upon Mexico or generally accepted principles of international law;

(e) the applicable procedure under the law of Mexico with respect to the enforcement of foreign judgments (including the issuance of a letter rogatory by the competent authority of such jurisdiction requesting enforcement of such judgment and the certification of such judgment as authentic by the corresponding authorities of such jurisdiction in accordance with the laws thereof), is complied with;

(f) the courts of such jurisdiction recognize the principles of reciprocity in connection with the enforcement of Mexican judgments in such jurisdiction;

(g) such judgment is final in the jurisdiction where it was obtained;

(h) the action in respect of which such judgment is rendered is not the subject matter of a lawsuit among the same parties, pending before a Mexican court; and

(i) any such foreign courts would enforce final judgments issued by the federal or state courts of Mexico as a matter of reciprocity.

16. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are required to be paid under current Mexican tax laws and regulations by or on behalf of the Underwriters to Mexico or to any taxing authority thereof or therein in connection with (i) the delivery of the ADSs by the Company to the Underwriters in the manner contemplated by the International Underwriting Agreement, (ii) payments of dividends and distributions on the ADSs to holders of such ADSs or (iii) the sale and delivery of the ADSs by the Underwriters to purchasers therefrom; provided that the Underwriters do not act through a permanent establishment for tax purposes in Mexico.

17. The submission by the Company to the jurisdiction of the (i) U.S. federal or New York State courts in New York City arising out of or based upon the International Underwriting Agreement or (ii) the U.S. federal or New York State courts in New York State arising out of or related to the Deposit Agreement each constitute valid and legally binding obligations of the Company, and service of process effected in the manner set forth in the International Underwriting Agreement or the Deposit Agreement, as the case may be, assuming validity under the laws of the State of New York, will be effective to confer valid personal jurisdiction over the Company under the laws of Mexico.

18. The International Underwriting Agreement and the Deposit Agreement are in proper legal form for enforcement thereof against the Company in Mexico; and to ensure the legality, validity, enforceability or admissibility in evidence of the International Underwriting Agreement or the Deposit Agreement in Mexico, it is not necessary that any of them be filed or recorded with any court or authority in Mexico or that any stamp, registration or similar tax be paid in Mexico, other than court costs, including filing fees and deposits to guarantee judgment required by Mexican law and regulations.

19. To my knowledge, (a) the Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except to the extent that the failure to possess such certificates, authorizations and permits would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and (b) neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Prospectus.

20. To my knowledge, the Company and its subsidiaries have title to all real property and personal property owned by them that are material to the business or operations of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus, or such as individually or in the aggregate do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries, as the case may be; and all real and personal property and buildings held under lease by the Company or any of its subsidiaries that are material to the business or operations of the Company and its subsidiaries, taken as a whole, are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, taken as a whole.

21. To my knowledge, neither the Company nor any of its Material Subsidiaries (A) is in violation of its estatutos sociales, by-laws or equivalent constitutive documents, (B) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any agreement, indenture, mortgage or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, or (C) is in violation of any law, governmental rule, regulation or court decree to which it or its property or assets may be subject except, in the case of clauses (B) or (C), for such default or violations which would not, individually or in the aggregate, result in material adverse effect on the Company and its subsidiaries, taken as a whole.

22. The statements in the Prospectus under “Risk Factors—Risks Related to Our Company—Coca-Cola FEMSA—Coca-Cola FEMSA’s business depends on its relationship with The Coca-Cola Company, and changes in this relationship may adversely affect its results of operations and financial position,” “Risk-Factors—Risks Related to Our Company—Coca-Cola FEMSA—Regulatory developments may adversely affect Coca-Cola FEMSA’s business,” “Risk Factors—Risks Related to Our Company—FEMSA Cerveza—Regulatory developments in Mexico could adversely affect FEMSA Cerveza’s business,” “Risk Factors—Risks Related to the BD Units and the ADSs—Upon completion of the global offering and the Mexican B Unit offerings, you may own a smaller proportionate interest in our capital stock,” “Risk Factors—Risks Related to the BD Units and the ADSs—Holders of Series D-B and D-L Shares have limited voting rights,” “Risk Factors—Risks Related to the BD Units and the ADSs—Investors may experience difficulties in enforcing civil liabilities against us or our directors, officers and controlling persons,” “Risk Factors—Risks Related to the BD Units and the ADSs—Holders of BD Units in the United States and holders of ADSs may not be able to participate in any future preemptive rights offering and as a result may be subject to dilution of their equity interests,” “Risk Factors—Risks Related to the BD Units and the ADSs—The protections afforded to minority shareholders in Mexico are different from those afforded to minority shareholders in the United States,” “Dividends and Dividend Policy,” “Business—FEMSA Cerveza—The Mexican Beer Market—Government regulation,” “Business—Regulatory Matters,” “Major Shareholders,” “Description of Our Capital Stock,” “Taxation–Mexican Federal Income Tax Considerations” and “Enforceability of Civil Liabilities,” and, except to the extent superseded by information contained in the Prospectus, in the Annual Report of the Company on Form 20-F for the fiscal year ended December 31, 2003 as filed with the Commission on April 8, 2005 under the captions “Key Information— Dividends,” “Key Information— Risk Factors—Risks Related to Our Company— Coca-Cola FEMSA— Coca-Cola FEMSA’s business depends on its relationship with The Coca-Cola Company, and changes in this relationship may adversely affect its results of operations and financial position,” “Key Information—Risk Factors—Risks Related to Our Company—Coca-Cola FEMSA—Regulatory developments may adversely affect Coca-Cola FEMSA’s business,” “Key Information—Risk Factors—Risks Related to Our Company—FEMSA Cerveza—Regulatory developments in Mexico could adversely affect FEMSA Cerveza’s business,” “Key Information— Risk Factors— Risks Related to Our Principal Shareholders and Capital Structure— Holders of Series D-B and D-L Shares have limited voting rights,” “Key Information— Risk Factors— Risks Related to Our Principal Shareholders and Capital Structure— Holders of ADSs may not be able to participate in any future preemptive rights offering and as a result may be subject to dilution of their equity interests,” “Risk Factors—Risks Related to Our Principal Shareholders and Capital Structure—The protections afforded to minority shareholders in Mexico are different from those afforded to minority shareholders in the United States,” “Risk Factors—Risks Related to Our Principal Shareholders and Capital Structure—Investors may experience difficulties in enforcing civil liabilities against us or our directors, officers and controlling persons,” “Information on the Company— FEMSA Cerveza— The Mexican Beer Market— Government regulation,” “Information on the Company— Regulatory Matters,” “Directors, Senior Management and Employees,” “Major Shareholders and Related Party Transactions,” “Financial Information—Legal Proceedings,” “The Offer and Listing,” and “Additional Information,” in each case, insofar as such statements constitute a description of the capital stock or Units of the Company or matters of Mexican law and regulation or legal conclusions with respect thereto or the provisions of documents therein described governed by or issued pursuant to Mexican law, have been reviewed by me and fairly present the information disclosed therein in all material respects.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, (a) I have assumed that each party to such agreement or obligation other than the Company has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally.

The foregoing opinions are limited to the laws of Mexico.

I am furnishing this opinion letter to you, as Representatives of the Underwriters and to the Mexican Lead Underwriters, solely for the benefit of the Underwriters and the Mexican underwriters in their capacity as such in connection with the offering of the ADSs and the Units. This opinion letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose. I assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

Lic. Carlos E. Aldrete Ancira

Material Subsidiaries

Compañía Internacional de Bebidas, S.A. de C.V

Coca-Cola FEMSA, S.A. de C.V.

Propimex, S.A. de C.V.

Corporación Interamericana de Bebidas, S.A. de C.V.

Panamco México, S.A. de C.V.

Panamco Bajío, S.A. de C.V.

Panamco de Venezuela, S.A.

Kristine Oversease, S.A. de C.V.

Grupo Industrial Emprex, S.A. de C.V

FEMSA Cerveza, S.A. de. C.V.

Cervecería Cuauhtémoc Moctezuma, S.A. de C.V.

Cervezas Cuauhtémoc Moctezuma, S.A. de C.V.

FEMSA Comercio, S.A. de C.V.

Cadena Comercial Oxxo, S.A. de C.V.

Oxxo Express, S.A. de C.V.

[Letterhead of Lic. Carlos E. Aldrete Ancira]

●, 2005

Citigroup Global Markets Inc.
Morgan Stanley & Co. Incorporated,
As Representatives of the several Underwriters

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013, and

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Casa de Bolsa BBVA Bancomer, S.A. de C.V.
Grupo Financiero BBVA Bancomer
Acciones y Valores Banamex, S.A. de C.V.,
Casa de Bolsa,
Integrante del Grupo Financiero Banamex
As Mexican Lead Underwriters

Ladies and Gentlemen:

I am licensed to practice law in the United Mexican States (“Mexico”), I am the general counsel of Fomento Económico Mexicano, S.A. de C.V., a corporation (sociedad anónima de capital variable) organized under the laws of the Mexico (the “Company”), and I have acted as Mexican counsel to the Company in connection with the Company’s offering pursuant to a registration statement on Form F-3 (No. 333-117795) of American Depositary Shares (the “ADSs”), each representing 10 BD Units of the Company. Such registration statement, as amended when it became effective, including the information deemed to be a part thereof as of such time pursuant to Rule 430A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), but excluding the documents incorporated by reference therein, is herein called the “Registration Statement,”and the related prospectus, as first filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b)(1) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Prospectus.” The BD Units to be offered in the International Offering (through ADSs) and the BD Units and B Units to be offered in the Mexican Offerings are collectively referred to as the “Units.”

This letter is furnished pursuant to Section 5(d) of the underwriting agreement dated ●, 2005 between the Company and Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated, as Representatives of the several underwriters named in Schedule I thereto (the “Underwriters”) and pursuant to clause Fourteen, Section (a)(1) of the Contrato de Colocación e Intermediación Bursátil dated ● 2005 (the “Mexican Underwriting Agreement”), among the Company and Acciones y Valores Banamex, S.A. de C.V., Casa de Bolsa, Integrante del Grupo Financiero

Banamex, and Casa de Bolsa BBVA Bancomer, S.A. de C.V., Grupo Financiero BBVA Bancomer (the “Mexican Lead Underwriters”).

In rendering this letter, I note that many determinations involved in the preparation of the Registration Statement and the Prospectus and the documents incorporated by reference therein are of a wholly or partially non-legal character or relate to legal matters outside the scope of my opinion letter to you of even date herewith. Except to the extent expressly set forth in numbered paragraph 22 of my opinion letter to you of even date herewith, I also note that I am not expressing a legal opinion herein on the statements contained in the Registration Statement or the Prospectus or the documents incorporated by reference therein and that I make no representation that I have independently verified the accuracy, completeness or fairness of such statements.

However, in the course of my acting as Mexican counsel to the Company in connection with its preparation of the Registration Statement and the Prospectus, I participated in conferences and telephone conversations with representatives of the Company, representatives of the independent public accountants for the Company, your representatives and representatives of your counsel, during which conferences and conversations the contents of the Registration Statement and the Prospectus, the documents incorporated by reference therein and related matters were discussed, and I have knowledge of and, to the extent I have deemed necessary, have reviewed corporate records and documents of the Company.

Based on my participation in such conferences and conversations and my review of such records and documents as described above, my understanding of Mexican law and the experience I have gained in my practice thereunder, I advise you that:

(a) I do not know of any contracts or other documents of a character required to be filed as exhibits to the Registration Statement or required to be described in the Registration Statement or the Prospectus that are not filed or described as required.

(b) No information has come to my attention that causes me to believe that the Registration Statement, including the documents incorporated by reference therein (except the financial statements and other financial data included therein, as to which I express no view), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) No information has come to my attention that causes me to believe that the Prospectus, including the documents incorporated by reference therein (except the financial statements and schedules and other financial data included therein, as to which I express no view), as of the date thereof or hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

I am furnishing this opinion letter to you, as Representatives of the Underwriters and to the Mexican Lead Underwriters, solely for the benefit of the Underwriters and the

Mexican underwriters in their capacity as such in connection with the offering of the ADSs and the Units. This opinion letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose. I assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

Lic. Carlos E. Aldrete Ancira

ANNEX C

FORM OF OPINION OF U.S. COUNSEL TO THE DEPOSITARY

[Letterhead of Emmet, Marvin & Martin, LLP]

●, 2005

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

and

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

    As Representatives of the several Underwriters

Re: Fomento Económico Mexicano, S.A. de C.V.

Ladies and Gentlemen:

We are acting as counsel for The Bank of New York, as depositary, in connection with the Amended and Restated Deposit Agreement dated as of February 11, 2004 (the “Deposit Agreement”) among Fomento Económico Mexicano, S.A. de C.V. (the “Company”), The Bank of New York, as depositary (the “Depositary”), and all owners and holders from time to time of American Depositary Receipts (“ADRs”) issued thereunder.

We are delivering this opinion at the request of the Depositary to you, the representatives of the several underwriters (the “Underwriters”) named in Schedule I to the International Underwriting Agreement dated ●, 2005 between the Company and you, as the representatives of the Underwriters, in connection with the contemplated purchases by the Underwriters of ● American Depositary Shares (the “ADSs”) evidenced by ADRs. Each ADS represents ten BD units (“BD Units”) of the Company, each BD Unit consisting of one Series B Share, two Series D-B Shares and two Series D-L Shares, each without par value (collectively, “Shares”), of the Company.

Based on the foregoing, and subject to the accuracy of the assumptions and to the qualifications set forth below, we are of the opinion that:

(i) The Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and binding agreement of the Depositary enforceable against the Depositary in accordance with its terms, except as enforcement of it may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general application relating to or affecting creditors’ rights and by general principles of equity.

(ii) Upon execution and delivery by the Depositary of ADRs evidencing the ADSs against the deposit of BD Units in accordance with the provisions of the Deposit Agreement, the ADSs will be validly issued and will entitle the registered holders of the ADSs to the rights specified in those ADRs and in the Deposit Agreement.

These opinions are based upon the assumptions that (a) the Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, (b) all the BD Units, and the Shares comprising the BD Units, are duly authorized, validly issued, fully paid and non-assessable and are registered or not required to be registered in accordance with the United States Securities Act of 1933, as amended, and (c) all signatures on documents examined by us are genuine. In giving these opinions, we have also relied as to certain matters, without independent verification, on information obtained from public officials or officers of the Depositary.

We are members of the New York Bar only and do not hold ourselves out as practicing under, nor do we express any opinion on or as to the effect of, any laws other than the laws of the State of New York and the Federal laws of the United States.

We are giving the opinions set forth in this letter as of the date of this letter, and we assume no obligation to advise you of factual or legal changes which may thereafter be brought to our attention.

These opinions are solely for the benefit of the Underwriters and may not be relied upon by any other person or entity without our prior written consent. Nothing in this letter shall be construed to create any liability for the Depositary.

Very truly yours,

EMMET, MARVIN & MARTIN, LLP

C-2

EXHIBIT A

[FORM OF LOCK-UP LETTER]

●, 2004

Citigroup Global Markets Inc.

Morgan Stanley & Co. Incorporated,

As Representatives of the several

Underwriters named in Schedule I

to the Underwriting Agreement

referenced below

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

and

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

The undersigned understands that Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated (collectively, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Fomento Económico Mexicano, S.A. de C.V., a sociedad anónima de capital variable incorporated under the laws of the United Mexican States (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of American Depositary Shares, each representing ten BD Units of the Company (“ADSs”). The undersigned also understands that the Company is concurrently entering into an underwriting agreement dated as of the date hereof with Acciones y Valores Banamex, S.A. de C.V., Casa de Bolsa, Integrante del Grupo Financiero Banamex, and Casa de Bolsa BBVA Bancomer, S.A. de C.V., Grupo Financiero BBVA Bancomer providing for the concurrent offering and sale of BD Units of the Company (the “Mexican Offering” and, together with the Public Offering, the “Global Offering”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period (the “Lock-Up Period”) commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of the capital stock of the Company in the form of shares, units or American Depositary Shares or any securities convertible into or exercisable or exchangeable for such shares, units or American Depositary Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such shares, units or American Depositary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of such shares, units or American Depositary Shares or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares, units or American Depositary Shares of the Company or any security convertible into or exercisable or exchangeable for shares of capital stock, units or American Depositary Shares of the Company. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of capital stock, units and American Depositary Shares except in compliance with the foregoing restrictions.

The undersigned hereby represents that any ADSs or BD Units of the Company acquired by or on behalf of the undersigned in the Global Offering will be acquired for investment purposes only and not with a view to distribution.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The foregoing restrictions shall not apply to transfer of shares of capital stock, units or American Depositary Shares among participants in Trust No. F/29487-6 established by the trust agreement dated May 6, 1998 among the settlors listed therein and Bancomer, S.A., Institución de Banca Múltiple, Grupo Financiero.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Very truly yours,

                                (Name)

                                (Address)

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